EXHIBIT 10.40

EXECUTION VERSION

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT TRAVERE THERAPEUTICS, INC. TREATS AS PRIVATE OR CONFIDENTIAL.

COMMERCIAL SUPPLY AGREEMENT
(RE-021)
This Commercial Supply Agreement is made as of this 16th day of December 2021 (the “Effective Date”), by and between Travere Therapeutics, Inc., a Delaware corporation, with a place of business at 3611 Valley Centre Drive, Suite 300, San Diego, California 92130 (“Travere”), and Catalent Pharma Solutions, LLC, with a place of business at 14 Schoolhouse Road, Somerset, New Jersey 08873 (“Catalent”).
RECITALS
A.Travere develops, markets and sells pharmaceutical products;
B.Catalent is a leading provider of advanced technologies, and development, manufacturing and packaging services, for pharmaceutical, biotechnology and consumer healthcare companies;
C.Travere desires to have Catalent provide the services set forth in this Agreement (as defined below) in connection with Travere’s Product (as defined below), and Catalent desires to provide such services, all pursuant to the terms and conditions in this Agreement.
    THEREFORE, in consideration of the circumstances described above and the mutual covenants, terms and conditions set forth below, the parties agree as follows:
ARTICLE 1
DEFINITIONS
The following terms have the following meanings in this Agreement:
1.1“Acknowledgement” has the meaning set forth in Section 4.3(B).
1.2“Affiliates” means, with respect to Travere or any third party, any corporation, firm, partnership or other entity that controls, is controlled by or is under common control with such entity; and with respect to Catalent, Catalent, Inc. and any corporation, firm, partnership or other entity controlled by it. For the purposes of this definition, “control” means the ownership of at least fifty percent (50%) of the voting share capital of an entity or any other comparable equity or ownership interest, or directly or indirectly having the power to direct or cause the direction of the management or policy of the relevant entity.
1.3“Agreement” means this document, including all its attachments and other appendices (all of which are incorporated by reference) and any amendment to any of the foregoing made in accordance with Section 18.1.
1.4“API” means the compound RE-021, as further described in the Specifications.

1.5“Applicable Laws” means, with respect to Travere, all laws, ordinances, rules and regulations, currently in effect or enacted or promulgated during the Term, and as amended from time to time, of each jurisdiction in which API, Product, or Packaged Product is produced, marketed, distributed, used or sold; and with respect to Catalent, all laws, ordinances, rules and regulations, currently in effect or enacted or promulgated during the Term, and as amended from time to time, applicable in the jurisdiction in which Catalent Processes Product or performs Packaging Services, including cGMP, and the jurisdictions specifically identified as being included in the definition of Applicable Laws in other documents governing the relationship between the parties.
1.6“Batch” means a defined quantity of Product that has been or is being Processed or Packaged Product: (i) during a single cycle of manufacture and intended to be of uniform character and quality as defined in the Master Batch Record (as defined below) and memorialized in a Batch Record (as defined below); and (ii) in accordance with the Specifications.
1.7“Batch Record” means a final, executed production and control record prepared in accordance with 21 CFR 211.188.
1.8“Catalent” has the meaning set forth in the introductory paragraph, or any successor or permitted assign.
1.9“Catalent Defective Processing” has the meaning set forth in Section 5.2.
1.10“Catalent Indemnitees” has the meaning set forth in Section 13.2.
1.11“Catalent IP” has the meaning set forth in Article 11.
1.12“Certificate of Analysis” means the written test results of testing a Batch against the applicable criteria in the Specifications to confirm that the Batch conforms to such Specifications.
1.13“cGMP” means current Good Manufacturing Practices promulgated by the Regulatory Authorities in the jurisdictions included in Applicable Laws (as applicable to Travere and Catalent respectively). In the United States, this includes 21 C.F.R. Parts 210 and 211, as amended; and in the European Union, this includes 2003/94/EEC Directive (as supplemented by Volume 4 of EudraLex published by the European Commission), as amended, if and as implemented in the relevant constituent country.
1.14“Commencement Date” means the first date upon which a Regulatory Authority approves Catalent as a manufacturer of any Product.

1.15“Confidential Information” has the meaning set forth in Section 10.1.
1.16“Contract Year” means, (i) for the first Contract Year, the period beginning on the Commencement Date and ending on the second December 31 thereafter (“Contract Year 1”) and (ii) following Contract Year 1, each consecutive twelve (12) month period beginning on January 1 and ending on December 31 (“Contract Year 2”, “Contract Year 3”, etc.).
1.17“Defective Product” has the meaning set forth in Section 5.2.
1.18“Discloser” has the meaning set forth in Section 10.1.
1.19“Effective Date” has the meaning set forth in the introductory paragraph.

1.20“Exception Notice” has the meaning set forth in Section 5.2.
1.21“Facility” means Catalent’s facilities located in [***], or such other facility as agreed by the parties in writing.
1.22“FDA” means the United States Food and Drug Administration or any successor entity.
1.23 “Firm Commitment” has the meaning set forth in Section 4.2.
1.24“Intellectual Property” means all intellectual or industrial property (whether or not patented), including without limitation, patents, patent applications, know-how, trade secrets, copyrights, trademarks, trade names, brands, service marks, designs, concepts, technical information, manuals, standard operating procedures, instructions, specifications, processes and data, in each case regardless of whether registered and including applications for registrations and all rights or forms of protection having equivalent or similar effect anywhere in the world.
1.25“Labeling” means all labels and other written, printed, or graphic matter upon: (i) Product, Packaged Product or any container, carton, or wrapper utilized with Product; or (ii) any written material to accompany the Product.
1.26[***].
1.27“Lead Time” has the meaning set forth in Section 3.1.
1.28“Losses” has the meaning set forth in Section 13.1.
1.29“Manufacturing Improvements” has the meaning set forth in Article 11.
1.30“Master Batch Record” means the documents that specify the complete set of formal instructions and procedures for the Process (as defined below) for the Product.
1.31“Minimum Requirement” has the meaning set forth in Section 4.1.
1.32“Packaged Product” means the Product in its primary commercial packaging in accordance with the Specification under this Agreement but does not include secondary packaging.
1.33“Packaging Services” means the packaging of bulk Product into primary packaging by Catalent in accordance with the Specifications and under the terms of this Agreement.
1.34 “Process” or “Processing” means the compounding, filling or tableting, encapsulating, producing and bulk packaging of Travere-supplied Materials and Raw Materials into bulk Product by Catalent, in accordance with the Specifications and under the terms of this Agreement.
1.35“Processing Date” means the day on which the first step of physical Processing is scheduled to occur, as identified in an Acknowledgement or as otherwise communicated to Travere.
1.36“Product” means the bulk pharmaceutical product containing the API, as more specifically described in the Specifications.
1.37“Product Maintenance Services” has the meaning set forth in Section 2.3.
***Certain Confidential Information Omitted

1.38“Project IP” has the meaning set forth in Article 11.
1.39“Purchase Order” has the meaning set forth in Section 4.3(A).
1.40“Quality Agreement” has the meaning set forth in Section 9.7.
1.41“Raw Materials” means all raw materials, supplies, components and packaging necessary to Process, perform Packaging Services and ship Product and Packaged Product in accordance with the Specifications, as provided in Attachments B1 and/or B2, but excluding Travere-supplied Materials.
1.42“Recall” has the meaning set forth in Section 9.6.
1.43“Recipient” has the meaning set forth in Section 10.1.
1.44“Regulatory Approval” means each approval, permit, product and establishment license, registration or authorization, including each approval pursuant to U.S. Investigational New Drug Applications, New Drug Applications and Abbreviated New Drug Applications (or equivalent non-U.S. filings, such as European marketing authorization applications), as applicable, of a Regulatory Authority that is necessary or advisable in connection with the development, manufacture, testing, use, storage, exportation, importation, transport, promotion, marketing, distribution or sale of API or Product in the Territory.
1.45“Regulatory Authority” means an international, federal, state or local governmental or regulatory body, agency, department, bureau, court or other entity in the Territory that is responsible for (A) the regulation (including pricing) of any aspect of pharmaceutical or medicinal products intended for human use or (B) health, safety or environmental matters generally. In the United States, this includes the United States Food and Drug Administration; and in the European Union, this includes the European Medicines Agency.
1.46“Representatives” of an entity mean such entity’s duly authorized officers, directors, employees, agents, accountants, attorneys, consultants, or other professional advisors.
1.47“Review Period” has the meaning set forth in Section 5.2.
1.48“Rolling Forecast” has the meaning set forth in Section 4.2.
1.49“Specifications” means the procedures, requirements, standards, quality control testing and other data and the scope of services as set forth in Attachments B1 and B2, as modified from time to time in accordance with Article 8.
1.50“Tablet” has the same meaning as Unit and may be used interchangeably in this Agreement.
1.51“Term” has the meaning set forth in Section 16.1.

1.52“Territory” means the [***], and any other country that the parties agree in writing to add to this definition of Territory in an amendment to this Agreement but excluding any countries that are targeted by the comprehensive sanctions, restrictions or embargoes administered by the United Nations, European Union, United Kingdom, or the United States. Catalent shall not be obliged to Process Products for sale in any of such countries if it is prevented from doing so or would be required to obtain or apply for special permission to do so, due to any restriction (such as an embargo) imposed on it by any governmental authority, including those imposed by the U.S. Department of the Treasury’s Office of Foreign Assets Control.
1.53“Travere” has the meaning set forth in the introductory paragraph, or any successor or permitted assign.
1.54“Travere Indemnitees” has the meaning set forth in Section 13.1.
1.55 “Travere IP” has the meaning set forth in Article 11.
1.56“Travere-supplied Materials” means any materials to be supplied by or on behalf of Travere to Catalent for Processing or Packaging Services, as described in Attachments B1 and B2, including API and reference standards.
1.57“Unit” has the meaning set forth on Attachment C1.
1.58“Unit Price” has the meaning set forth in Section 7.1(B)
1.59“Validation Services” has the meaning set forth in Section 2.1.
1.60“Vendor” has the meaning set forth in Section 3.2(B).
ARTICLE 2
VALIDATION, PROCESSING & RELATED SERVICES
2.1Validation Services. Catalent shall perform the Product and Packaged Product qualification, validation and stability services, if any, described in Attachment A (the “Validation Services”).
2.2Supply and Purchase. Catalent shall Process Product and perform Packaging Services in accordance with the Specifications, Applicable Laws and the terms and conditions of this Agreement.
2.3Product Maintenance Services. Catalent shall provide and Travere will receive those product maintenance services specified in Attachment D (the “Product Maintenance Services”).
2.4Other Related Services. Catalent shall provide Product- and Packaged Product-related services, other than Validation Services, Processing, or Product Maintenance Services, as either specified in Attachments C1 and C2 or agreed in writing by the parties from time to time. Such writing shall include the scope and fees for any such services and be appended to this Agreement. The terms and conditions of this Agreement shall govern and apply to such services.

***Certain Confidential Information Omitted

2.5Affiliates.    Each Catalent Affiliate performing the services under this Agreement shall execute the appropriate Purchase Order which will bind the Affiliate to the terms and conditions contained in this Agreement and indicate Travere’s acceptance of such performance by the Catalent Affiliate as if it were performed by Catalent. Catalent will be liable for any breach of this Agreement committed by its Affiliate and shall be jointly and severally liable with its Affiliate assigned to perform under this Agreement. All references to Catalent in this Agreement shall be construed accordingly to include the Catalent Affiliate performing a service as set forth herein.
ARTICLE 3
MATERIALS
3.1Travere-supplied Materials.
A.Travere shall supply to Catalent for Processing and Packaging Services, at Travere’s cost, Travere-supplied Materials in quantities sufficient to meet Travere’s requirements for Product and Packaged Product. Travere shall deliver such items and associated certificates of analysis to the Facility no later than [***] before the Processing Date (“Lead Time”). Travere shall be responsible at its expense for securing any necessary Drug Enforcement Administration, export, import or other governmental clearance, permit or certification required in respect of such supply. Catalent shall ensure that the Travere-supplied Materials are (i) used solely for Processing and Packaging Services, (ii) only distributed to personnel on a necessary basis for Processing and Packaging Services, and (ii) preserved and protected in a manner consistent with the Specifications and any relevant standard operating procedures, other instructions provided by Travere, or as required by Applicable Law. Prior to delivery of any Travere-supplied Materials, Travere shall provide to Catalent a copy of all associated material safety data sheets, safe handling instructions and health and environmental information and any governmental certification or authorization that may be required under Applicable Laws relating to the API, Product, and Packaged Product, and thereafter shall provide promptly any update thereto.
B.Catalent shall inspect all Travere-supplied Materials received to verify their identity. Unless otherwise expressly required by the Specifications, Catalent shall have no obligation to test Travere-supplied Materials it receives to confirm that they meet the associated Specifications, Certificate of Analysis or otherwise; but in the event that Catalent detects a nonconformity with the Specifications, Catalent shall give Travere prompt notice of such nonconformity. Catalent shall not be liable for any such nonconformity in Travere-supplied Materials, or in Product or Packaged Product as a result of defective Travere-supplied Materials, unless Catalent did not perform the foregoing obligations in accordance with the Specifications or to the extent Catalent is the sole cause of such nonconformity, in which case Catalent’s liability shall be limited as set forth in Article 14. Catalent shall follow Travere’s written instructions in respect of return or disposal of defective Travere-supplied Materials, at Travere’s cost.
C.Travere shall retain title to Travere-supplied Materials at all times and shall bear the risk of loss of any such Travere-supplied Materials during transit to and from Catalent’s premises. Travere shall obtain and maintain insurance for such items while at the Facility and in transit to and from any Facility in accordance with Article 15. Notwithstanding the foregoing, Catalent shall be responsible for all losses of or damage to or destruction of Travere-supplied Materials while in Catalent’s care, custody and control, ordinary wear and tear excepted, where applicable, caused by Catalent’s gross negligence or willful misconduct and subject to Article 14. Catalent shall maintain all Travere-supplied Materials, which are provided in tangible form, in good condition and repair. Upon written request from Travere, the Catalent Project Manager shall provide Travere a report of all Travere-supplied Materials in Catalent’s inventory.
***Certain Confidential Information Omitted

3.2Raw Materials.
A.Catalent shall be responsible for procuring, inspecting and releasing adequate Raw Materials as necessary to meet the Firm Commitment and perform the Packaged Services to meet its commitments under the Specifications, unless otherwise agreed by the parties in a Purchase Order, in accordance with the Quality Agreement. Catalent shall maintain a stockpile of all Raw Materials necessary to Process Product equal to at least the quantity of Raw Materials necessary to Process quantities required to fill any Purchase Order then pending and the quantities set forth in the first [***] of the Firm Commitment. Catalent shall not be liable for any delay in delivery of Product or Packaged Product if (i) Catalent is unable to obtain, in a timely manner, a particular Raw Material necessary for Processing or Packaging Services and (ii) Catalent placed orders for such Raw Materials promptly following receipt of Travere’s Firm Commitment. In the event that any Raw Material becomes subject to purchase lead time beyond the Firm Commitment time frame, the parties will negotiate in good faith an appropriate amendment to this Agreement, including Section 4.2.
B.If Travere requires a specific supplier, manufacturer or vendor (“Vendor”) to be used for Raw Material, then (i) such Vendor will be identified in the Specifications and (ii) the Raw Materials from such Vendor shall be deemed Travere-supplied Materials for purposes of the other sections of this Agreement (unless such Vendor is qualified by Catalent and Catalent procures the Raw Material from such Vendor). If the cost of the Raw Material from any such Vendor is [***]. Travere will be responsible for all costs associated with qualification of any such Vendor that has not been previously qualified by Catalent.
C.In the event of (i) a Specification change for any reason, (ii) obsolescence of any Raw Material or (iii) termination or expiration of this Agreement, Travere shall bear the cost of any Raw Materials (including packaging) unusable for Processing of Product or performing Packaging Services and unused by Catalent for another customer, so long as Catalent purchased such Raw Materials in quantities consistent with Travere’s most recent Firm Commitment and the Vendor’s minimum purchase obligations.

***Certain Confidential Information Omitted

3.3    Artwork and Labeling. Travere shall provide or approve, prior to the procurement of applicable Raw Material, all artwork, advertising and Labeling information necessary for Packaging Services, if any. Such artwork, advertising and Labeling information is and shall remain the exclusive property of Travere, and Travere shall be solely responsible for the content thereof. Such artwork, advertising and Labeling information or any reproduction thereof may not be used by Catalent in any manner other than performing its obligations hereunder without Travere’s written consent.

ARTICLE 4
MINIMUM COMMITMENT, PURCHASE ORDERS & FORECASTS
4.1Minimum Requirement. During each Contract Year following the Commencement Date, Travere shall purchase the minimum number of units of Product and Packaged Product set forth on Attachments C1 and C2, respectively (the “Minimum Requirement”). The Minimum Requirement in this context means the quantity of Product and/or Packaged Product ordered by Travere (together with its Affiliates) from Catalent for supply within the applicable Contract Year; provided that it is understood that if the timing of delivery from Catalent differs from the delivery dates requested by Travere in its orders due to a delay caused solely by Catalent, the orders will count toward the Minimum Requirement based upon the dates that Travere requests in its orders, not the actual dates of delivery, provided that the orders are placed in accordance with Section 4.3. If Travere (together with its Affiliates) does not purchase the Minimum Requirement during any Contract Year, then within [***] after the end of such Contract Year, Travere shall pay Catalent the difference between (A) the total amount Travere would have paid to Catalent if the Minimum Requirement had been fulfilled for the Product and/or Packaged Product, as applicable, and (B) the sum of the amount paid with respect to all purchases of Product and/or Packaged Product, as applicable, from Catalent during such Contract Year. Notwithstanding anything to the contrary in this Agreement, in no event shall Travere be in breach of the Minimum Requirement to the extent the Minimum Requirement was not ordered by Travere (together with its Affiliates) in a Contract Year: (i) because Catalent is unable to supply Product and/or Packaged Product, as applicable (including with respect to quality or delivery date), and further including termination by Catalent pursuant to Section 16.1); or (ii) due to other reasons caused by Catalent.
4.2Forecast. On or before the [***] of each calendar month during the Term of this Agreement and beginning at least four (4) months prior to the anticipated Commencement Date, Travere shall furnish to Catalent a good faith, written [***] rolling forecast of the quantities of Product and/or Packaged Product that Travere intends to order from Catalent during such [***] period (the “Rolling Forecast”). Such estimates shall not constitute a contractual commitment to purchase Product and/or Packaged Product; however, they will represent the maximum level of capacity Travere expects at the time the forecast is provided. The first [***] of each Rolling Forecast shall constitute a binding order for the quantities of Product and/or Packaged Product specified in such Rolling Forecast (the “Firm Commitment”) and the following [***] of the Rolling Forecast shall be non-binding, good-faith estimates.

***Certain Confidential Information Omitted

4.3Purchase Orders.
A.From time to time as provided in this Section 4.3(A), Travere shall submit to Catalent a binding, non-cancelable purchase order for Product and/or Packaged Product specifying the number of Batches to be Processed or for Packaging Services, the Batch size (in accordance with the Specifications and to the extent the Specifications permit Batches of different sizes) and the requested delivery date for each Batch (each, a “Purchase Order”). Purchase Orders will be provided at least [***] in advance of the delivery date requested in the Purchase Order. Each Purchase Order shall comply with the terms of this Agreement, including the Unit Price, Lead Time, and other information as set forth in Attachments C1 and C2 for Processing and for Packaging Services, as applicable. Concurrently with the submission of each Rolling Forecast, Travere shall submit a Purchase Order for the Firm Commitment. Purchase Orders for quantities of Product and/or Packaged Product in excess of the Firm Commitment shall be submitted by Travere at least [***] in advance of the delivery date requested in the Purchase Order. In the event of a conflict between the terms of any Purchase Order and this Agreement, the terms of this Agreement shall control. It is Catalent’s responsibility to ensure that it only provides services that are agreed to in writing in advance in a Purchase Order or change order. Catalent acknowledges and agrees that it shall not be entitled to and shall not seek any payment from Client that is not agreed to in advance in a Purchase Order or change order, on any legal or equitable theory, express or implied, including in quantum meruit. Notwithstanding the foregoing, nothing in this Section relieves Travere of its Minimum Requirement obligations.
B.Promptly following receipt of a Purchase Order, Catalent shall issue a written acknowledgement (each, an “Acknowledgement”) that it accepts or rejects such Purchase Order. Each acceptance Acknowledgement shall either confirm the delivery date set forth in the Purchase Order or set forth a reasonable alternative delivery date. Catalent may reject any Purchase Order in excess of the Firm Commitment or otherwise not given in accordance with this Agreement.
C.Notwithstanding Section 4.3(B), Catalent shall [***] supply Travere with quantities of Product and/or Packaged Product set forth in a Purchase Order which are up to [***] in excess of the quantities specified in the Firm Commitment, subject to Catalent’s other supply commitments and manufacturing, packaging and equipment capacity.
D.In the event of a conflict between the terms of any Purchase Order or Acknowledgement and this Agreement, the terms of this Agreement shall prevail.
E.Subject to Section 4.5, Catalent shall Process Product in accordance with this Agreement, perform Packaging Services, and fill each Purchase Order according to its terms (including those that are required to be accepted under this Agreement and any additional Purchase Orders that are actually accepted under this Agreement).

***Certain Confidential Information Omitted

4.4Affiliate Purchase Orders. Notwithstanding anything to the contrary herein, Travere’s Affiliates may submit Purchase Orders in their respective names under this Agreement. Purchase Orders submitted by Travere’s Affiliates, together with Purchase Orders submitted by Travere, shall be aggregated for purposes of determining whether: (i) the Minimum Requirements are met in a Contract Year; and (ii) whether each Firm Commitment is met. Except for (a) references to “Travere” in this Section 4.4, [***], for purposes of a Purchase Order submitted by an Affiliate of Travere, all references in this Agreement to “Travere” shall be deemed references to such Affiliate, such that the Affiliate is entitled to the benefits of, and subject to all the obligations of, Travere under this Agreement as applicable.
4.5Catalent’s Cancellation of Purchase Orders. Notwithstanding anything in Section 4.3 and 4.6 to the contrary, Catalent reserves the right to cancel all, or any part of, a Purchase Order upon written notice to Travere, and Catalent shall have no further obligation or liability with respect to such Purchase Order, if Travere refuses or fails to supply conforming Travere-supplied Materials with appropriate Lead Time as set forth in Section 3.1. Prior to issuing any such cancellation, Catalent shall provide Travere with notice of the lack of Travere-supplied Materials so that any delays in ordering and Processing may be averted or minimized. Any cancellation of Purchase Orders in accordance with this Section 4.5 shall not constitute a breach of this Agreement by Catalent nor shall it absolve Travere of its obligation in respect of the Minimum Requirement.
4.6Travere’s Modification or Cancellation of Purchase Orders.
A.Travere may modify the delivery date or quantity of Packaged Product in a Purchase Order only by submitting a written change order to Catalent at least [***] days in advance of the earliest delivery date covered by such change order, and if less than [***] days in advance, then subject to any Firm Commitment. Such change order shall be effective and binding against Catalent only upon the written approval of Catalent, such approval not to be unreasonably withheld, and, notwithstanding any such written approval, Travere shall remain responsible for the Firm Commitment, unless otherwise agreed by the parties.
B.Notwithstanding any amount due to Catalent under Section 4.1, if Travere fails to place Purchase Orders sufficient to satisfy the Firm Commitment, Catalent shall issue an invoice to Travere, and Travere shall pay to Catalent in accordance with Article 7, the Unit Pricing for all Units that would have been Processed if Travere had placed Purchase Orders sufficient to satisfy the Firm Commitment.
C.Neither changes to nor postponement of any Batch, nor the payment of the fees described in this Section 4.6, will reduce or in any way affect the Minimum Requirement obligations set forth in Section 4.1. Notwithstanding the foregoing, payments made in accordance with Section 4.6(B) for Units that would have been Processed or for Packaging Services if Travere had placed Purchase Orders sufficient to satisfy the Firm Commitment will count toward the Minimum Requirement.
D.Travere shall have the right to cancel or postpone its reserved start date of Packaging Services under a Purchase Order at any time upon [***] days prior written notice to Catalent, subject to the Firm Commitment. For the avoidance of doubt, the foregoing sentence does not relieve Travere of its obligations for the manufacturing portion of any Purchase Order.

***Certain Confidential Information Omitted

4.7Unplanned Delay of Processing or Packaging Services. Catalent shall provide Travere with as much advance notice as practicable if Catalent determines that any Processing or Packaging Services will be delayed for any reason, and, in the case of Processing, the parties will meet in good faith to determine the impact on the Minimum Requirement and Firm Commitment and any necessary adjustments. Notwithstanding the foregoing, at a minimum, any delay addressed under this Section 4.7 will cause the Minimum Requirement and Firm Commitment obligations of Travere to be pushed back for a time period equivalent to the length of any such delay. If the delay is more than [***], Travere’s Minimum Requirement and Firm Commitment obligations will be prorated for the remainder of the Contract Year.
4.8Observation of Processing or Packaging Services. In addition to Travere’s audit right pursuant to Section 9.4, Travere may send up to [***] Representatives to the Facility to observe Processing or Packaging Services for a maximum of [***] per Contract Year, upon at least [***] prior notice, at reasonable times during regular business hours. Such Representatives shall abide by all Catalent safety rules and other applicable employee policies and procedures, and Travere shall be responsible for such compliance and any other actions or omissions of its Representatives while on Catalent’s premises. Travere’s Representatives who are not employees of Travere shall be required to sign Catalent’s standard visitor confidentiality agreement prior to being allowed access to the Facility.
ARTICLE 5
TESTING; RELEASE
5.1Batch Records and Data; Release. Catalent shall test in accordance with the Specifications, each Batch of Product (but not Packaged Product) Processed pursuant to this Agreement before delivery to Travere. Unless otherwise agreed to by the parties in an applicable Purchase Order, after Catalent completes Processing of a Batch, Catalent shall provide Travere with copies of Batch Records prepared in accordance with the Specifications; provided, that if testing reveals an out-of-Specification result, Catalent shall provide such Batch Records promptly following resolution of the out-of-Specification result. A Certificate of Analysis for each Batch delivered shall set forth the items tested, Specifications, and test results. Catalent shall also indicate in the executed Batch record that all Batch Process and related records have been reviewed and approved by the appropriate quality control unit. After Catalent completes Processing of a Batch, Catalent shall also provide Travere or its designee with Catalent’s certificate of manufacture for such Batch. Issuance of a Certificate of Analysis and a certificate of manufacture by Catalent constitutes release of the Batch by Catalent to Travere. Product will be released in accordance with the Quality Agreement. Travere shall be responsible for final release of Product (including testing, at its cost) to the market.

***Certain Confidential Information Omitted

5.2Testing; Rejection. No later than [***] after Travere’s or its designee’s receipt of the Batch of Product or Packaged Product, as the case may be (each a “Review Period”), Travere shall notify Catalent whether the Batch conforms to the Specifications, the Master Batch Record, or if Travere can show that Catalent did not abide by Catalent’s own standard operating procedures (the “Product Requirements”). Upon receipt of notice from Travere that a Batch meets the Product Requirements, or upon failure of Travere to respond by the end of the Review Period, the Batch shall be deemed accepted by Travere and Travere shall have no right to reject such Batch. [***]. If Travere timely notifies Catalent in writing (an “Exception Notice”) that a Batch does not conform to the Product Requirements or otherwise does not meet the warranty set forth in Section 12.1 (“Defective Product”), and provides a sample of the alleged Defective Product, then Catalent shall conduct a good faith, reasonable and appropriate investigation to determine whether Catalent agrees with Travere that the Product or Packaged Product is a Defective Product and to determine the cause of any nonconformity. If Catalent finds that Product or Packaged Product is Defective Product and determines that the cause of nonconformity is attributable to Catalent’s negligence or willful misconduct in connection with Processing (“Catalent Defective Processing”), then Section 5.4 shall apply. Where the cause of nonconformity cannot be determined or assigned by Catalent, Section 5.3 shall apply. [***].
5.3Discrepant Results. If the parties disagree as to whether Product or Packaged Product, as the case may be, is Defective Product and/or whether the cause of the nonconformity is Catalent Defective Processing, and this is not resolved within [***] of the Exception Notice date, the parties shall cause a mutually acceptable independent third party to review records, test data and to perform comparative tests and/or analyses on samples of the alleged Defective Product and its components, including Travere-supplied Materials. The independent party’s results as to whether or not Product or Packaged Product is Defective Product and the cause of any nonconformity shall be final and binding. Unless otherwise agreed by the parties in writing, the costs associated with such testing and review shall be borne by Catalent if Product or Packaged Product is Defective Product attributable to Catalent Defective Processing. Where it is determined that the Defective Product is not attributable to Catalent Defective Processing, Travere will bear the costs associated with testing and review.
5.4Defective Processing. Catalent shall, at its option, either (A) [***] or (B) [***]. THE OBLIGATION OF CATALENT TO (i) [***] AND (ii) [***].
5.5Supply of Material for Defective Product. In the event Catalent [***].
ARTICLE 6
DELIVERY
6.1Delivery. Catalent shall deliver Product and Packaged Product Ex Works (carried named by Client) (Incoterms 2020) the Facility promptly following Catalent’s release thereof. Catalent shall segregate and store all Product or Packaged Product until tender of delivery. To the extent not already held by Travere, title to Product or Packaged Product shall transfer to Travere upon Catalent’s tender of delivery. If Catalent provides storage services, title to such items shall pass to Travere upon transfer to storage. Travere shall qualify a minimum of [***] carriers to ship Product and Packaged Product and then designate the priority of such qualified carriers to Catalent. In the event Catalent arranges shipping or performs similar loading and/or logistics services for Travere at Travere’s request, such services are performed by Catalent as a convenience to Travere only and do not alter the terms and limitations set forth in this Section 6.1. Catalent shall not be responsible for Product Packaged Product in transit, including any cost of insurance or transport fee for Product, or any risk associated with transit or customs delays, storage and handling.

***Certain Confidential Information Omitted

6.2Storage Fees. If Travere fails to take delivery of any Product or Packaged Product on any scheduled delivery date, Catalent shall store such Product or Packaged Product and have the right to invoice Travere monthly following such scheduled delivery for reasonable administration and storage costs.

ARTICLE 7
PAYMENTS
7.1Fees. In consideration for Catalent performing services hereunder, and consistent with Section 4.3:
A.Travere shall pay to Catalent the fees for Validation Services, if any, set forth on Attachment A or a referenced quotation incorporated into Attachment A. Catalent shall submit an invoice to Travere for such fees upon the completion of the relevant phase of the Validation Services.
B.Travere shall pay Catalent the initial unit price for Product and Packaged Product, set forth on Attachments C1 and C2, respectively (together with any subsequent updates to pricing pursuant to Section 7.2, the “Unit Price”). Catalent shall submit an invoice to Travere for such fees upon tender of delivery of Product as provided in Section 6.1.
C.Travere shall pay Catalent the annual fees for Product Maintenance Services set forth on Attachments C1 and C2. Catalent shall submit an invoice to Travere for such fees upon the Commencement Date and thereafter, upon the first day of each Contract Year.
D.Other Fees. Travere shall pay Catalent for all other fees and expenses of Catalent owing in accordance with the terms of this Agreement, including pursuant to Sections 2.3, 4.1, 6.2 and 16.3. Catalent shall submit an invoice to Travere for such fees as and when appropriate (as agreed by the parties).
7.2Unit Price Increase. Catalent may implement an adjustment to the Unit Price and other costs set forth on Attachments C1 and C2 on January 1st of each Contract Year, upon [***] prior written notice from Catalent to Travere, to reflect increases in, among other things, labor, utilities and overhead and shall be in an amount equal to the change in the Producer Price Index (“PPI”), “Pharmaceutical Preparation Manufacturing” (Series ID: PCU325412325412), not seasonally adjusted, as published by the U.S. Department of Labor, Bureau of Labor Statistics. In addition, price increases for Raw Materials (including those Raw Materials referenced in Section 3.2(B)), labor, and utilities shall be passed through to Travere at the time of such price increase through an adjustment to the price. Provided that Catalent submits written notice to Travere at least [***] in advance of December 31 of a Contract Year, Purchase Orders received after November 1st of a Contract Year with an agreed delivery date in the subsequent Contract Year will be at the increased Unit Price.

***Certain Confidential Information Omitted

7.3Payment Terms. Catalent shall issue invoices in accordance with this Agreement. Invoices shall be submitted electronically to Travere Accounts Payable at [***]; provided, however, that in the event of an electronic rejection of Catalent’s invoice due to the invalidity of the designated email address or other fault on the part of Travere’s IT or email system, Catalent shall deliver the relevant invoice by post, and payment of all Catalent invoices shall be [***] after the invoice date. If Travere disputes any amount on an invoice, Travere shall, within [***] of its receipt of such invoice, send written notice to Catalent of such disputed amount; however, Travere will pay Catalent the undisputed amount in accordance with this Section. In the event of a disputed amount, the parties will use good faith efforts to resolve the disputed amount as soon as practicable and, upon resolution, the amount shall be deemed undisputed, and Travere shall make payment within [***] of the resolution or the [***] timeframe for payment of the invoice as set forth herein, whichever is later. Travere shall make payment in U.S. dollars, and otherwise as directed in the applicable invoice. If any undisputed payment is not received by Catalent by its due date, then Catalent may, in addition to other remedies available at equity or in law, charge interest on the outstanding sum from the due date (both before and after any judgment) at [***] until paid in full (or, if less, the maximum amount permitted by Applicable Laws), such interest beginning as of the payment due date. Unless noted otherwise on an invoice from Catalent, payment shall be made to the following bank account:
[***]

7.4Advance Payment. Notwithstanding any other provision of this Agreement to the contrary, [***]. If Travere shall fail, within [***], or if Travere shall fail to make any payment when due, Catalent shall have the right, at its option, to suspend any further performance under this Agreement until such default is corrected, without such suspension releasing Travere from its obligations under this Agreement.
7.5Taxes. All taxes, duties and other amounts (excluding taxes based on net income and franchise taxes) assessed in respect of Travere-supplied Materials, Processing, Packaging Services, other services, Product or Packaged Product prior to or upon provision or sale, as the case may be, as assessed on Travere, are the responsibility of Travere, and either Travere shall reimburse Catalent for all such taxes, duties or other amounts paid by Catalent or such sums will be added to invoices directed at Travere. [***].
7.6Travere and Third-Party Expenses. Except as may be expressly covered by Product Maintenance Service fees, Travere shall be responsible for [***] of its own and all third-party expenses associated with development, Regulatory Approval and commercialization of Product, including regulatory filings and post-approval marketing studies.
7.7Development Batches. Each Batch produced under this Agreement, including those necessary to support the validation portion of Travere’s submissions for Regulatory Approvals, will be considered to be a “development batch” unless and until Processing has been validated. Travere shall be responsible for the cost of each such Batch, even if such Batch fails to meet the Specifications, unless Catalent was grossly negligent in the Processing of the out-of-Specification Batch. Catalent and Travere shall cooperate in good faith to resolve any problem causing the out-of-Specification Batch.

***Certain Confidential Information Omitted

ARTICLE 8
CHANGES TO SPECIFICATIONS
All Specifications, and any change to the Specifications agreed by the parties from time to time, shall be in writing, dated and signed by the parties. Any change to the Process or Packaging Services shall be deemed a Specification change. No change in the Specifications shall be implemented by Catalent, whether requested by Travere or requested or required by any Regulatory Authority, until the parties have agreed in writing to such change, the implementation date of such change, and any increase or decrease in costs, expenses or fees associated with such change (including any change to Unit Price). Catalent shall respond promptly to any request made by Travere for a change in the Specifications, and both parties shall [***] to agree to the terms of such change in a timely manner. As soon as practicable after a request is made for any change in Specifications, Catalent shall notify Travere of the costs associated with such change and shall provide such supporting documentation as Travere may reasonably require. Travere shall pay all costs associated with agreed changes to the Specifications. If Catalent is required to change the Facility, equipment, Process, Packaging Services or system as a result of requirements set forth by any Regulatory Authority, and such regulatory changes apply primarily to the Process, Packaging Services and supply of Product or Packaged Product, Travere will bear the reasonable costs of the changes. If such regulatory changes apply generally to Product or Packaged Product as well as other products processed by Catalent for itself or third parties, then Travere shall pay a pro-rata amount of the reasonable costs of such regulatory changes based upon the proportion of time that such Facility is dedicated to the Processing or Packaging Services of Product or Packaged Product relative to the process of other products. If there is a conflict between the terms of this Agreement and the terms of the Specifications, this Agreement shall control. Catalent reserves the right to postpone effecting changes to the Specifications until such time as the parties agree to and execute the required written amendment.

***Certain Confidential Information Omitted

ARTICLE 9
RECORDS; REGULATORY MATTERS
9.1Recordkeeping. Unless the parties otherwise agree in writing, Catalent shall maintain materially complete and accurate batch, laboratory data, reports and other technical records relating to Processing, Product and Packaged Product in accordance with Catalent standard operating procedures and Applicable Law. Such information shall be maintained in accordance with and for the minimum period required by Applicable Laws or, if longer, the period set forth in the Quality Agreement.
9.2Regulatory Compliance. Catalent shall obtain and maintain all permits and licenses with respect to general Facility operations required by any Regulatory Authority in the jurisdiction in which Catalent Processes Product or performs Packaging Services. Travere shall obtain and maintain all other Regulatory Approvals required of Travere by Applicable Law with respect to Product, Packaged Product or the services provided pursuant to this Agreement, including those necessary for Catalent to commence Processing and Packaging Services, and those for import, export, use distribution and sale of Packaged Product. Travere shall not identify Catalent in any ANDA/NDA application or other such initial regulatory filing or submission without Catalent’s prior written consent. Such consent shall not be unreasonably withheld and shall be memorialized in a writing signed by authorized Representatives of both Parties. Upon written request, Travere shall provide Catalent with a copy of each Regulatory Approval required to distribute, market or sell Product or Packaged Product in the Territory. Travere shall reimburse Catalent for any payment Catalent is required to make to any Regulatory Authority pursuant to Applicable Laws relating specifically to Catalent’s Processing, filling, packaging, storing or testing of Product, Packaged Product or Travere-supplied Materials, or Packaging Services at the Facility. During the Term, Catalent will assist Travere with all regulatory matters relating to Processing or Packaging Services, at Travere’s request and expense. The parties shall cooperate to allow each party to satisfy their respective obligations under Applicable Laws relating to Processing under this Agreement.
9.3Government/Regulatory Inspections and Requests. Catalent shall promptly advise Travere if any Regulatory Authority (or agent acting on its behalf) notifies Catalent that the Regulatory Authority intends to or does visit the Facility where at least one purpose relates to Processing or Packaging Services. Within the timeframe agreed to in the Quality Agreement, Catalent shall provide Travere with a copy of any report provided to Catalent by such Regulatory Authority following such visit, including FDA Form 483, which report may be redacted as appropriate to protect any confidential information of Catalent or Catalent’s other customers; and [***]. Travere acknowledges that it may not direct the manner in which Catalent fulfills its obligations to permit inspection by and to communicate with Regulatory Authorities. Travere shall reimburse Catalent for all reasonable and documented costs associated with inspections by Regulatory Authorities targeting Product or Packaged Product, and pay the fees specified in Attachments C1 and C2, to the extent applicable. Without limiting the foregoing, Travere shall promptly notify Catalent of any communication from a Regulatory Authority relating to Processing or Packaging Services at the Facility and shall consult Catalent in advance regarding any response to such Regulatory Authority to the extent that such response concerns Processing or Packaging Services.

***Certain Confidential Information Omitted

9.4Travere Facility Audits. During the Term, Travere’s Representatives shall be granted access upon at least [***] days’ prior notice (or shorter if permitted by the Quality Agreement in the event of a Recall (as defined in Section 9.6 below) or a for-cause audit), at reasonable times during regular business hours, to (A) the portion of the Facility where Catalent performs Processing or Packaging Services, (B) relevant personnel involved in Processing or Packaging Services and (C) Processing and Packaging Service records described in Section 9.1, in each case solely for the purpose of verifying that Catalent is Processing and performing Packaging Services in accordance with cGMP, the Specifications, the Quality Agreement, and the Product Master Batch Records. Travere may not conduct an audit under this Section 9.4 more than once during any [***] period; except that additional inspections may be conducted in the event there is a material quality or compliance issue concerning Product, Processing or Packaging Services. Audits and inspections shall be designed to minimize disruption of operations at the Facility. Observations and conclusions of any such audit will be discussed by the parties, and any corrective actions, if any, will be promptly implemented. The obligations of Travere and its Representatives in Section 4.8 shall apply to all audits undertaken by Travere and its Representatives pursuant to this Section 9.4.
9.5Virtual Inspections or Audits. Inspections by Regulatory Authorities under Section 9.3 or Travere Facility audits under Section 9.4 may be conducted by live and/or pre-recorded (as may be applicable) video and audio streaming sessions from a Facility using (i) integrated wearable “Smart Glasses,” and/or (ii) a set of related applications and software (collectively, the “Virtual Technology”) to facilitate telepresence between Facility personnel and Regulatory Authorities or Travere (“VPP Services”). Catalent has the right to change, modify, add to, or discontinue any feature of the VPP Services at any time, with prior notification to Travere. Catalent shall provide access to live video streaming sessions via a web portal URL. Users of the Virtual Technology shall be responsible for maintaining the confidentiality of passwords and for installing anti-virus software and related protections. Travere may not record, by any technology or other means, any of the live video streaming sessions, or other data, information, or activities made available via the VPP Services.
9.6Recall. If a Regulatory Authority orders or requires the recall of Product or Packaged Product supplied pursuant to this Agreement or if either Catalent or Travere believes a recall, field alert, Product or Packaged Product withdrawal or field correction (“Recall”) may be necessary with respect to Product or Packaged Product supplied under this Agreement, the party receiving the notice from the Regulatory Authority or that holds such belief shall promptly notify the other party in writing. With respect to any Recall, Catalent shall provide all necessary cooperation and assistance to Travere.  Travere shall provide Catalent with an advance copy of any proposed submission to a Regulatory Authority in respect of any Recall, such copy being provided no less than [***] prior to submission to a Regulatory Authority. Travere shall consider in good faith any comments from Catalent relating to such submission.  The cost of any Recall shall be borne by Travere, and Travere shall reimburse Catalent for expenses incurred in connection with any Recall, in each case unless and only to the extent such Recall is caused by Catalent’s breach of its Processing or Packaging Service obligations under this Agreement or Catalent’s violation of Applicable Laws or its negligence or willful misconduct, in which case Catalent shall bear the reasonable, actual and documented administrative costs (e.g., printed materials, postage, cost of shipment of return product) incurred by Travere for such Recall and, if applicable, the cost of replacing Product or Packaged Product returned to Catalent pursuant to such Recall, both to the extent and as provided in Article 5.

***Certain Confidential Information Omitted

9.7Quality Agreement. Prior to the first Processing of Product under this Agreement, the parties shall negotiate in good faith and enter into a quality agreement (the “Quality Agreement”). The Quality Agreement shall in no way determine liability or financial responsibility of the parties for the responsibilities set forth in that agreement. In the event of a conflict between any provision of this Agreement and the Quality Agreement with respect to quality-related activities, including compliance with cGMP, the provisions of the Quality Agreement shall govern. In the event of a conflict between any provision of this Agreement and the Quality Agreement with respect to any commercial matter, including allocation of risk, liability and financial responsibility, the provisions of this Agreement shall govern.
9.8Regulatory Authority Fees. Catalent reserves the right to assess Travere for any Regulatory Authority fees that may be established by any Regulatory Authority, which fees result directly and specifically from Catalent’s formulation, development, manufacturing, Processing, filling, packaging, storing or testing of Travere’s Product, Packaged Product or Travere-supplied Materials, as contemplated under this Agreement.
ARTICLE 10
CONFIDENTIALITY AND NON-USE
10.1Definition. As used in this Agreement, the term “Confidential Information” means all confidential information of the disclosing party, including all information furnished by or on behalf of Catalent or Travere, its Affiliates or any of its or their respective Representatives (as the case may be, “Discloser”), to the other party, its Affiliates or any of its or their respective Representatives (the “Recipient”), whether furnished before, on or after the Effective Date and furnished in any form, including written, verbal, visual, electronic or in any other media or manner and information acquired by observation or otherwise during any site visit at the other party’s facility. Confidential Information includes all proprietary technologies, know-how, trade secrets, discoveries, inventions and any other Intellectual Property (whether or not patented), analyses, compilations, business or technical information and other materials prepared by either party, their respective Affiliates, or any of its or their respective Representatives, containing or based in whole or in part on any Confidential Information furnished by Discloser. Confidential Information also includes the terms of this Agreement.
10.2Exclusions. Notwithstanding anything in Section 10.1 to the contrary, Confidential Information does not include information that the Recipient can demonstrate by competent evidence: (A) is or becomes generally available to the public other than as a result of a breach of this Agreement by the Recipient, (B) is already known by Recipient at the time of disclosure as evidenced by Recipient’s pre-existing written records, (C) is hereafter furnished to Recipient by a third party (not acting on behalf of the Discloser) on a non-confidential basis from a source that is entitled to disclose it on a non-confidential basis or (D) was or is independently developed by or on behalf of Recipient without reference to or reliance upon Discloser’s Confidential Information and without any breach of this Agreement, as evidenced by Recipient’s written records.

10.3Mutual Obligation. Recipient shall keep confidential all Confidential Information, employing such protections as it would use for its own confidential information but in no case less than reasonable protections under the circumstances. Recipient shall use Discloser’s Confidential Information solely in connection with the performance of its obligations under this Agreement and for no other purpose, and Recipient shall not use Discloser’s Confidential Information for any purpose or in any manner that would constitute a violation of any laws or regulations, including any applicable export control and securities laws. Recipient shall not disclose to any third party, without Discloser’s prior written consent, Discloser’s Confidential Information. Recipient shall only permit access to Discloser’s Confidential Information to those of Recipient’s and any of its Affiliates’ respective Representatives who: (A) need to know such Confidential Information for the purpose of performing under this Agreement, (B) are advised by the Recipient of the Recipient’s obligations under this Article and (C) are contractually or legally bound to Recipient by obligations of confidentiality at least as restrictive as the terms of this Article. Recipient shall immediately notify Discloser in the event of any loss, unauthorized disclosure or use of, or any inability to account for any of Discloser’s Confidential Information. Each party shall be responsible for any breach of this Article by its Affiliates or any of its or their respective Representatives.
10.4Permitted Disclosure. Notwithstanding Section 10.3, Recipient may disclose Discloser’s Confidential Information without violating its obligations under this Agreement to the extent the disclosure is required by a valid order of a court or other governmental body of competent jurisdiction or is otherwise required by law, regulation, or the rule of any stock exchange upon which such party’s or its Affiliates’ shares are traded; provided, that prior to making any such required disclosure, Recipient shall give Discloser as much prior notice of the requirement for and contents of such disclosure as is practicable under the circumstances and, at the Discloser’s request and expense, Recipient shall cooperate with the Discloser’s efforts to contest such requirement, obtain a protective order or confidential treatment requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued or the law or regulation required, or obtain other confidential treatment of such Confidential Information. In addition, Travere may disclose this Agreement and Confidential Information under obligations of confidentiality and limitations on use to actual and potential investors, acquirors, and Product sublicensees conducting due diligence, and financial and legal advisors in connection with the foregoing who have a need to know Catalent’s Confidential Information for bona fide business purposes and have agreed to be bound by terms substantially and materially similar to those of this Article 10. Travere shall remain liable to Catalent for any breach of this Article arising due to Travere’s disclosure to any of the foregoing.
10.5No Implied License. Recipient will obtain no right of any kind or license under any of Discloser’s Confidential Information, including any patent application or patent, by reason of this Agreement. Discloser’s Confidential Information will remain Discloser’s sole property, subject to Article 11.

10.6Return of Confidential Information. Upon Discloser’s written request or upon expiration or termination of this Agreement, Recipient will (and will direct its Affiliates and its and their respective Representatives to) cease its use and upon written request, within [***] days either return or destroy, at Discloser’s option (and certify as to such destruction) all of Discloser’s Confidential Information in Recipient’s possession, including any copy of such information, except that Recipient may retain a single copy of such Confidential Information in the Recipient’s secure archives for the sole purpose of ensuring compliance with its obligations under this Agreement, and Recipient shall not be obligated to delete electronic files containing Discloser’s Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information; however, any such back-up shall be for archival purposes only.
10.7Survival. The confidentiality, nonuse, and limited use obligations of this Article will continue and survive any expiration or termination of this Agreement for a period of [***] years, except with respect to trade secrets, for which the obligations of this Article will continue for so long as such information remains a trade secret under law.
ARTICLE 11
INTELLECTUAL PROPERTY
11.1    Ownership.
    A.    Except as otherwise provided in this Agreement, (i) Catalent has no rights in any Intellectual Property that is owned by or licensed to Travere or any of its Affiliates as of the Effective Date or developed by Travere or any of its Affiliates other than in connection with this Agreement (“Travere IP”), and (ii) Travere has no rights in any Intellectual Property that is owned by or licensed to Catalent or any of its Affiliates as of the Effective Date or developed by Catalent or any of its Affiliates other than in connection with this Agreement (“Catalent IP”).
    B.    [***]. For the purposes of this Agreement, “Project IP” means [***].
    C.    [***] (“Manufacturing Improvements”) [***].
    D.    The parties shall cooperate to achieve the allocation of rights to Project IP and Manufacturing Improvements set forth in this Article 11, and each party shall be solely responsible for all costs associated with the protection of its Intellectual Property.
E.     All Project IP shall be considered Travere’s Confidential Information and not Catalent’s Confidential Information.
11.2    Licenses.
    A.    Travere hereby grants to Catalent and its Affiliates the limited nonexclusive right to use Travere IP and Project IP for the sole purpose of providing the services under this Agreement during the term of this Agreement.
    B.    [***].

***Certain Confidential Information Omitted

11.3    No Use of Third-Party Rights. Catalent shall not incorporate in any Process or Project IP, nor design any process or deliverables to require the use of any inventions (whether or not patentable), trade secrets, materials, documents, programs, or synthesis information belonging to third parties other than its Affiliates and approved subcontractors, without Travere’s express prior written consent.
ARTICLE 12
REPRESENTATIONS AND WARRANTIES
12.1Catalent. Catalent represents, warrants and undertakes to Travere that:
A.at the time of delivery by Catalent as provided in Section 6.1, Product Packaged Product shall have been Processed and Packaging Services shall have been performed in accordance with Applicable Laws, the Specifications, this Agreement, and the Master Batch Record and shall not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws; provided, that Catalent shall not be liable for defects attributable to Travere-supplied Materials (including artwork, advertising and labeling); and
B.has obtained (or will obtain prior to Processing the Product), and will remain in compliance with during the term of this Agreement, all permits and licenses (the “Permits”) with respect to general Facility operations required by any Regulatory Authority in the jurisdiction in which Catalent Processes Product or performs Packaging Services;
C.neither it nor any personnel, nor any Affiliate that will perform under this Agreement nor the personnel of such Affiliate, has been debarred or suspended under 21 U.S.C. §335(a) or (b) or, to the best of its knowledge, is under consideration for debarment by the FDA from working in or providing services to any pharmaceutical or biotechnology company pursuant to the Generic Drug Act of 1992 or any other governmental authority pursuant to analogous laws. Catalent shall promptly notify Travere if any of them become subject to a debarment proceeding during the term of this Agreement;
D.it has all necessary authority to use the Catalent IP as contemplated by this Agreement;
E.to its knowledge, there is (i) no patent owned by a third party related to the Catalent IP used to Process Product or perform Packaging Services that would be infringed or misused by performance under this Agreement, and (ii) no trade secret or other proprietary right of a third party related to the Catalent IP used to Process Product or perform Packaging Services that would be infringed or misused by performance under this Agreement;
F.no transaction or dealing under this Agreement shall be conducted with or for an individual or entity that is designated as the target of any sanction, restriction or embargo administered by the United Nations, European Union, United Kingdom, or United States;
G.neither it nor any of its Affiliates violated any Applicable Laws in connection with actions leading up to entry into this Agreement;
H.it shall, and shall ensure that each applicable Affiliate will, comply with all Applicable Laws in connection with the performance of this Agreement; and
I.it has the full power, right, and authority to enter into this Agreement and perform its obligations under this Agreement.
12.2Travere. Travere represents, warrants and undertakes to Catalent that:
A.all Travere-supplied Materials shall have been produced, manufactured, prepared, preserved, packaged and stored in accordance with Applicable Laws (including cGMP where applicable), shall comply with all applicable specifications, including the Specifications, shall not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws, and shall have been provided in accordance with the terms and conditions of this Agreement;
B.the content of all artwork, advertising and Labeling provided by or on behalf of Travere to Catalent shall comply with all Applicable Laws;
C.all Product, Packaged Product delivered to Travere by Catalent shall be held, used and disposed of by or on behalf of Travere in accordance with Applicable Laws, and Travere will otherwise comply with Applicable Laws relating to Travere’s performance under this Agreement;
D.it will not release any Batch of Product or Packaged Product if the required certificates of conformance indicate that Product or Packaged Product does not comply with the Specifications or if Travere does not hold all necessary Regulatory Approvals to market and sell the Product or Packaged Product;
E.to its knowledge, it has all necessary authority to use and to permit Catalent to use pursuant to this Agreement all Intellectual Property related to Product, Packaged Product and Travere-supplied Materials (including artwork), Processing or Packaging Services, including all applicable copyrights, trademarks, trade secrets, patents, inventions and developments;
F.to its knowledge, there is (i) no patent owned by a third party related to the Travere IP used to Process Product or perform Packaging Services that would be infringed or misused by performance under this Agreement and (ii) no trade secret or other proprietary right of a third party related to the Travere IP used to Process Product or perform Packaging Services that would be infringed or misused by performance under this Agreement;
G.Travere has, or will obtain prior to delivery, all authorizations and permits required to deliver (or have delivered) API to the Facility; and
H.no transaction or dealing under this Agreement shall be conducted with or for an individual or entity that is designated as the target of any sanction, restriction or embargo administered by the United Nations, European Union, United Kingdom, or United States.

12.3Limitations. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY EACH PARTY TO THE OTHER PARTY, AND NEITHER PARTY MAKES ANY OTHER REPRESENTATION, WARRANTY OR GUARANTEE OF ANY KIND WHATSOEVER, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.
ARTICLE 13
INDEMNIFICATION
13.1Indemnification by Catalent. Except to the extent that any of the following arises out of or results from any negligence, willful misconduct or breach of this Agreement by Travere, its Affiliates, and their respective directors, officers, employees and agents (collectively, “Travere Indemnitees”), Catalent shall indemnify, defend and hold harmless Travere Indemnitees from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and expenses and reasonable investigative costs) (“Losses”) in connection with any suit, demand, claim, proceeding, or action by any third party (“Nonparty Claim”) arising out of, relating to or resulting from (A) any breach of its representations, warranties or obligations set forth in this Agreement, (B) [***], or (C) any negligence or willful misconduct by Catalent or its Affiliates.
13.2Indemnification by Travere. Except to the extent that any of the following arises out of or results from any negligence, willful misconduct or breach of this Agreement by Catalent, its Affiliates, and their respective directors, officers, employees and agents (collectively, “Catalent Indemnitees”), Travere shall indemnify, defend and hold harmless Catalent Indemnitees from and against any and all Losses in connection with any Nonparty Claim arising out of, relating to or resulting from (A) any breach of its representations, warranties or obligations set forth in this Agreement, (B) any sale, promotion, distribution or use of or exposure to Product, Packaged Product or Travere-supplied Materials, including product liability or strict liability, (C) Travere’s exercise of control over the Processing or Packaging Services, to the extent that Travere’s instructions or directions violate Applicable Laws, (D) the conduct of any clinical trial utilizing Product, Packaged Product or API, (E) any actual or alleged infringement or violation of any third party patent, trade secret, copyright, trademark or other proprietary right by Intellectual Property or other information provided by Travere, including Travere-supplied Materials, artwork, advertising and/or Labeling, (F) any negligence or willful misconduct by Travere, or (G) actions or omissions of a Travere Representative while on Catalent premises.

***Certain Confidential Information Omitted

13.3Indemnification Procedures. All indemnification obligations in this Agreement are conditioned upon the indemnified party (A) promptly notifying the indemnifying party of any Nonparty Claim of which the indemnified party becomes aware (including a copy of any related complaint, summons, notice or other instrument); provided, however, that failure to provide such notice within a reasonable period shall not relieve the indemnifying party of its obligations under this Article 13 except to the extent, if any, the indemnifying party is prejudiced by such failure, (B) allowing the indemnifying party to conduct and control the defense of any such Nonparty Claim and any related settlement negotiations (at the indemnifying party’s expense), provided, that the indemnifying party shall promptly provide and continuously maintain such defense, and (C) cooperating with the indemnifying party in the defense of any such Nonparty Claim and any related settlement negotiations (at the indemnifying party’s expense) and (D) not compromising or settling any claim or liability without prior written consent of the indemnifying party. After the indemnifying party assumes the defense of a Nonparty Claim, the indemnifying party may contest, pay, or settle such Nonparty Claim without the consent of the indemnified party only if that settlement: (i) does not entail any admission on the part of the indemnified party that it violated any law or infringed the rights of any person; (ii) has no effect on any other claim against the indemnified party; (iii) provides as the claimant’s sole relief monetary damages that are paid in full by the indemnifying party; and (iv) requires that the claimant release the indemnified party from all liability alleged in such Nonparty Claim.
ARTICLE 14
LIMITATIONS OF LIABILITY
14.1CATALENT’S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED [***].
14.2CATALENT SHALL HAVE NO LIABILITY UNDER THIS AGREEMENT FOR ANY AND ALL CLAIMS FOR LOST, DAMAGED OR DESTROYED TRAVERE-SUPPLIED MATERIALS, WHETHER OR NOT SUCH TRAVERE-SUPPLIED MATERIALS ARE INCORPORATED INTO PRODUCT, EXCEPT AND TO THE EXTENT THAT THE LOST, DAMAGED OR DESTROYED TRAVERE-SUPPLIED MATERIALS ARE CAUSED BY CATALENT’S [***].
14.3NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUES, PROFITS OR DATA ARISING OUT OF PERFORMANCE UNDER THIS AGREEMENT, WHETHER IN CONTRACT OR IN TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. [***].

***Certain Confidential Information Omitted

ARTICLE 15
INSURANCE
Each party shall, at its own cost and expense, obtain and maintain in full force and effect during the Term the following: (A) Commercial General Liability and/or Foreign Liability Insurance with a per occurrence limit of $[***] ([***] United States Dollars) or equivalent and an annual aggregate limit of $[***] ([***] United States Dollars) or equivalent; (B) Products and Completed Operations Liability Insurance with a per occurrence limit of not less than $[***] ([***] United States Dollars) or equivalent covering each party’s own operations arising out of or connecting with this Agreement, providing coverage for bodily injury and property damage claims; (C) Workers’ Compensation as required by any applicable law or regulation and in accordance with the provisions of the laws of the nation, state, territory or province having jurisdiction over Customer’s employees. If any such jurisdiction has a social scheme to provide insurance or benefits to injured workers, Customer must be in full compliance with the laws of such jurisdiction. Employer's Liability insurance will be provided in amounts not less than the local currency equivalent of US$[***] ([***] United States Dollars) or equivalent per accident and US$[***] ([***] United States Dollars) or equivalent per employee for disease, provided that such coverage is available in the nation, state, territory or province having jurisdiction over Customer’s employees; and (D) Auto Liability insurance in a minimum amount of $[***] ([***] United States Dollars) or equivalent combined single limit for all vehicles used in connection with the performance of this contract. Customer shall, at its own cost and expense, obtain and maintain in full force and effect during the Term, All Risk Property Insurance, including transit coverage, an amount equal to the full replacement value of its property while in, or in transit to, or from, a Catalent facility. Customer shall obtain a waiver of subrogation clause from its property insurance carrier in favor of Catalent. Customer shall not seek reimbursement from Catalent corporate affiliates, and their respective officers, directors, employees, agents, successors and assigns for any property claim or portion thereof that is not fully recovered from Customer’s Property Insurance policy. Each party shall be named as an additional insured within the other party’s General Liability and / or Foreign Liability insurance and Products Completed Operations Liability policies; provided, that such additional insured status will apply solely to the extent of the insured party’s indemnity obligations under this agreement. The policy(ies) under this Agreement will provide, by endorsement or otherwise, that Customer’s insurance will be primary insurance and that any other insurance maintained by or otherwise afforded to Catalent, its corporate affiliates, and their respective officers, directors, employees, agents, successors, and assigns will be excess only and non-contributing except where prohibited by law. If any of the required policies of insurance are written on a claims made basis, such policies shall be maintained throughout the Term and for a period of at least [***] thereafter. Each insurance policy that is required under this Agreement shall be obtained from an insurance carrier with an A.M. Best or equivalent rating of at least A- VII or an S&P rating of A. Each party may self-insure all or any portion of the required insurance as long as, together with its Affiliates, its US GAAP net worth is greater than $[***] United States Dollars or equivalent or its annual EBITDA (earnings before interest, taxes, depreciation and amortization) is greater than $[***] United States Dollars or equivalent. Waivers of subrogation and additional insured status obligations will operate the same whether insurance is carried through third parties or self-insured.

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Upon the other party’s written request from time to time, each party shall promptly furnish to the other party a certificate of insurance or other evidence of the required insurance. Customer certificatesof insurance, which will include the Catalent affiliate contracting party of this Agreement as the certificate holder, will be sent to the following contact:

Catalent Pharma Solutions, LLC
Attn: Risk Management
14 Schoolhouse Rd
Somerset, NJ 08822

ARTICLE 16
TERM AND TERMINATION
16.1Term. This Agreement shall commence on the Effective Date and shall continue until the end of the fifth (5th) Contract Year (“Initial Term”), unless earlier terminated in accordance with Section 16.2 (such term, including any extension in accordance with this Section 16.1, the “Term”). Unless this Agreement is terminated in accordance with Section 16.2, the Term shall automatically extend for successive 2-year periods unless and until one party gives the other party at least 18 months’ prior written notice of its desire to terminate as of the end of the then-current Term.
16.2Termination. This Agreement may be terminated immediately without further action:
A.upon mutual written agreement between the parties;
B.by Travere for any reason upon 18 months’ prior written notice to Catalent subsequent to the Initial Term;
C.by Travere immediately if Travere does not obtain Regulatory Approval of the Product;
D.by either party if the other party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver, administrative receiver, trustee or administrator, or makes an assignment for the benefit of creditors, or suffers or permits the entry of any order adjudicating it to be bankrupt or insolvent and such order is not discharged within thirty (30) days, or takes any equivalent or similar action in consequence of debt in any jurisdiction; or
E.by either party if the other party materially breaches this Agreement and such breach is not cured within sixty (60) days after the giving of written notice requiring the breach to be remedied; provided, that in the case of a failure of Travere to make payments in accordance with the terms of this Agreement, Catalent may terminate this Agreement if such payment breach is not cured within [***] days of receipt of notice of non-payment from Catalent.
16.3Effect of Termination. Expiration or termination of this Agreement shall be without prejudice to any right or obligation that accrued to the benefit of either party prior to such expiration or termination.
A.In the event of a termination of this Agreement, Catalent shall promptly return to Travere, at Travere’s expense and direction, any remaining inventory of Product, Packaged Product or Travere-supplied Materials or other materials paid for by Travere, and (if requested by Travere) Product in Processing following payment of invoice(s) for such Product.
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B.In the event of a termination of this Agreement, Travere shall pay Catalent all invoiced amounts outstanding hereunder, plus, upon receipt of invoice therefor, for any (i) Product or Packaged Product that has been shipped pursuant to Purchase Orders but not yet invoiced, (ii) Product Processed and/or Packaging Services performed pursuant to Purchase Orders that has been completed but not yet shipped, and (iii) in the event that this Agreement is terminated for any reason other than by Travere pursuant to Section 16.2(D) or (E), all Product being Processed pursuant to Purchase Orders and all Packaging Services (or, alternatively, Travere may instruct Catalent to complete such work in process, and the resulting completed Product or Packaged Product shall be governed by clause (ii)).
C.In the event that this Agreement is terminated for any reason other than by Travere pursuant to Section 16.2(D) or (E) or any Processing or Packaging Services are cancelled in whole or in part, Travere shall pay Catalent for (i) all costs and expenses incurred, and all noncancellable commitments made in connection with Catalent’s performance of this Agreement, including, but not limited to Travere-specific purchases made by Catalent; (ii) all Processing and Packaging Services performed prior to the termination date plus any applicable amounts owed under the Firm Commitment, and (iii) any reasonable costs incurred to wind down and cease any ongoing operations, so long as such costs, expenses or commitments were made by Catalent consistent with Travere’s most recent Firm Commitment and the Vendor’s minimum purchase obligations or any Purchase Order.
D.Upon termination due to Catalent’s uncured material breach of this Agreement, Catalent shall give Travere reasonable assistance to transfer the Process to a third-party manufacturer designated by Travere.
16.4Survival. The rights and obligations of the parties shall continue under Articles 11 (Intellectual Property), 13 (Indemnification), 14 (Limitations of Liability), 17 (Notice), 18 (Miscellaneous); under Articles 10 (Confidentiality and Non-Use) and 15 (Insurance), in each case to the extent expressly stated therein; and under Sections 7.3 (Payment Terms), 7.5 (Taxes), 7.6 (Travere and Third Party Expenses), 9.1 (Recordkeeping), 9.6 (Recall), 12.3 (Limitations), 16.3 (Effect of Termination) and 16.4 (Survival), in each case in accordance with their respective terms if applicable, notwithstanding expiration or termination of this Agreement.

ARTICLE 17
NOTICE
All notices and other communications under this Agreement shall be in writing and shall be deemed given: (A) when delivered personally or by hand; (B) when received or refused, if sent by registered or certified mail (return receipt requested), postage prepaid; or (C) when delivered, if sent by express courier service; in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

To Travere:    Travere Therapeutics, Inc.
3611 Valley Centre Drive, Suite 300
San Diego, California 92130
Attn: [***]
E-Mail: [***]

To Catalent                Catalent CTS, LLC
10245 Hickman Drive
Kansas City, MO 64137
Attn: General Manager
Email: [***]

With a copy to:    Catalent Pharma Solutions, LLC
14 Schoolhouse Road
Somerset, NJ 08873
Attn: General Counsel (Legal Department)
E-Mail: [***]

ARTICLE 18
MISCELLANEOUS
18.1Entire Agreement; Amendments. This Agreement, together with the Quality Agreement, constitutes the entire understanding between the parties, and supersedes any contract, agreement or understanding (oral or written) of the parties, with respect to its subject matter. For the avoidance of doubt, this Agreement does not supersede any existing generally applicable confidentiality agreement between the parties as it relates to periods prior to the Effective Date or to business dealings not covered by this Agreement. No term of this Agreement may be amended except upon written agreement of both parties, unless otherwise expressly provided in this Agreement.
18.2Captions; Certain Conventions. The captions in this Agreement are for convenience only and are not to be interpreted or construed as a substantive part of this Agreement. Unless otherwise expressly provided in this Agreement or the context of this Agreement otherwise requires, (A) words of any gender include each other gender, (B) words such as “herein,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (C) words using the singular include the plural, and vice versa, (D) the words “include(s)” and “including” shall be deemed to be followed by the phrase “but not limited to,” “without limitation” or words of similar import, (E) references to “Article,” “Section,” “subsection,” “clause” or other subdivision, or to an Attachment or other appendix, without reference to a document are to the specified provision or Attachment of this Agreement, and (F) subject to Applicable Laws, all references to liabilities or obligations of the parties shall be subject to Article 14, regardless of whether the particular provision includes a cross-reference to Article 14. This Agreement shall be construed as if it were drafted jointly by the parties.
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18.3Further Assurances. The parties shall execute, acknowledge and deliver such further instruments and take all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.
18.4No Waiver. Failure by either party to insist upon strict compliance with any term of this Agreement in any one or more instances will not be deemed a waiver of its rights to insist upon such strict compliance with respect to any subsequent failure.

18.5Severability. If any term of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement will continue in full force and effect.
18.6Independent Contractors. The relationship of the parties is that of independent contractors, and neither party will incur any debt or make any commitment for the other party except to the extent expressly provided in this Agreement. Nothing in this Agreement is intended to create or will be construed as creating between the parties the relationship of joint venturers, co-partners, employer/employee or principal and agent. Neither party shall have any responsibility for the hiring, termination or compensation of the other party’s employees or contractors or for any employee benefits of any such employee or contractor.
18.7Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties, their successors and permitted assigns. Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party, except that either party may, without the other party’s consent (but subject to prior written notice and Section 16.4 of this Agreement), assign this Agreement in whole or in part to an Affiliate or to a successor to all or a substantial part of the business or assets of the assigning party or the assigning party’s business unit responsible for performance under this Agreement, whether by merger, sale of stock, sale or license of assets, or otherwise, and any assignment in violation of this Section 18.7 shall be void ab initio.
18.8No Third-Party Beneficiaries. This Agreement shall not confer any right or remedy upon any individual or entity other than the parties and their respective successors and permitted assigns, except that the Travere Indemnitees and the Catalent Indemnitees may invoke the benefits of the indemnification provisions of this Agreement.
18.9Governing Law. This Agreement shall be governed by and construed under the laws of the [***], excluding its conflicts of law provisions. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.
18.10Dispute Resolution. [***].
18.11Prevailing Party. [***].
18.12Publicity. Neither party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other party’s express prior written consent, except as required under Applicable Laws, by any governmental agency or by the rules of any stock exchange on which the securities of the disclosing party are listed, in which case the party required to make the press release or public disclosure shall [***] to obtain the approval of the other party as to the form, nature and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure.
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18.13[***]. If Catalent requests in writing from Travere direction with respect to disposal of any inventories of Product, Packaged Product, Travere-supplied Materials, equipment, samples or other items belonging to Travere and is unable to obtain a response from Travere within a reasonable period, but no less than [***], Catalent shall be entitled in its sole discretion to [***].
18.14Force Majeure. Except as to [***], neither party shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in such party’s performance hereunder if such default or delay is caused by events beyond such party’s reasonable control, including acts of God, law or regulation or other action or failure to act of any government or agency thereof, war or insurrection, civil commotion, any act of terrorism, destruction of production facilities or materials by earthquake, fire, flood or weather, labor disturbances, epidemic or failure of suppliers, vendors, public utilities or common carriers; provided, that the party seeking relief under this Section 18.14 shall promptly notify the other party of such cause(s) beyond such party’s reasonable control. The party that may invoke this Section 18.14 shall [***] to reinstate its ongoing obligations to the other party as soon as practicable. If the cause(s) shall continue unabated for [***], then both parties shall meet to discuss and negotiate in good faith what modifications to this Agreement should result from such cause(s).
18.15Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Any photocopy, facsimile or electronic reproduction of the executed Agreement shall constitute an original.
[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused their respective duly authorized Representatives to execute this Agreement effective as of the Effective Date.

CATALENT PHARMA SOLUTIONS, LLC    TRAVERE THERAPEUTICS, INC.

By:                            By:
Name:                            Name:
Title:                            Title:
Date:                            Date:

[***]

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